     As filed with the Securities and Exchange Commission on April 20, 1999

                                                           Registration No: 333-
================================================================================

                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
               -------------------------------------------------

                          STRATEGIC TIMBER TRUST, INC.
             (Exact name of registrant as specified in its charter)



             GEORGIA                                            02-0499201
    (State of incorporation or                              (I.R.S. Employer
          organization)                                     Identification No.)

                              --------------------------

       5 NORTH PLEASANT STREET
       NEW LONDON, NEW HAMPSHIRE                                  03257
 (Address of principal executive offices)                       (Zip Code)

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
If this Form relates to the registration of                                   If this Form relates to the registration of
a class of securities pursuant to Section                                     a class of securities pursuant to Section
12(b) of the Exchange Act and is effective                                    12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),                                        pursuant to General Instruction A.(d),
check the following box. [ ]                                                  check the following box. [X]


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
Securities Act registration statement file number to which this form relates:  333-71291
                                                                               ---------
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                    Name of each Exchange
        Title of each class                          on which each class
        to be so registered                           is to be registered
        -------------------                         ---------------------
              NONE.                                          NONE.


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Information with respect to the Common Stock of the Registrant is incorporated herein by reference to the sections captioned "Description of Capital Stock," "Material Provisions of Georgia Law and Strategic Timber's Articles of Incorporation and Bylaws That May Have an Anti-Takeover Effect," "The Partnership Agreement" and "Distribution Policy," (i) as contained in Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (File No. 333-71291), as filed with the Securities and Exchange Commission (the "Commission") on April 19, 1999 and (ii) as will be contained in the Registrant's final prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS.

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EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
------                          ----------------------

1.1**               Form of Underwriting Agreement
3.1.1*              Articles of Incorporation of the Registrant
3.1.2**             Form of Amended and Restated Articles of Incorporation of
                    the Registrant to be effective on or prior to the
                    consummation of the Registrant's offering of Common Stock
3.2.1*              Bylaws of the Registrant
3.2.2**             Form of Amended and Restated Bylaws of the Registrant to be
                    effective on or prior to the consummation of the
                    Registrant's offering of Common Stock
3.3*                Certificate of Incorporation of Strategic Timber Operating
                    Co.
3.4*                Bylaws of Strategic Timber Operating Co.
3.5.1*              Agreement of Limited Partnership of Strategic Timber
                    Partners, LP
3.5.2*              First Amended and Restated Agreement of Limited Partnership
                    of Strategic Timber Partners, LP
3.5.3*              First Amendment to First Amended and Restated Agreement of
                    Limited Partnership of Strategic Timber Partners, LP
3.5.4*              Form of Second Amended and Restated Agreement of Limited
                    Partnership of Strategic Timber Partners, LP, to be
                    effective on or prior to the consummation of the
                    Registrant's offering of Common Stock
3.6.1*              Agreement of Limited Partnership of Strategic Timber
                    Partners II, LP
3.6.2*              First Amended and Restated Agreement of Limited Partnership
                    of Strategic Timber Partners II, LP
3.7*                Operating Agreement of Strategic Timber Trust II, LLC
3.8*                Operating Agreement of Strategic Timber Two Operating Co.,
                    LLC
3.9*                Fourth Amended and Restated Operating Agreement of Pioneer
                    Resources, LLC
4.1***              Form of Common Stock Certificate of the Registrant
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*        Filed as an exhibit to the Registrant's Registration Statement on Form
         S-11 (File No. 333-71291), as filed with the Commission on January 27, 1999, and incorporated herein by reference.

** Filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 333-71291), as filed with the Commission on March 26, 1999, and incorporated herein by reference.

*** Filed as an exhibit to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (File No. 333-71291), as filed with the Commission on April 19, 1999, and incorporated herein by reference.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    STRATEGIC TIMBER TRUST, INC.


                                    By: /s/ C. EDWARD BROOM
                                        -------------------------------------

                                        C. Edward Broom
                                        President and Chief Executive Officer



Date: April 20, 1999


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